Exhibit 10.6

45,000,000 Shares

CONSECO, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

December 16, 2009

December 16, 2009

Morgan Stanley & Co. Incorporated
As Representative of the Several
Underwriters listed in Schedule I hereto
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Conseco, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 45,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 4,500,000 shares of its common stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that you, as Representative of the Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares in accordance with Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-163204), including a prospectus, relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale

Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the parties agree that the only information provided by Morgan Stanley to the Company for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto is set forth in Section 9(b).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except to the extent that any such loss or interference would not, individually or in the aggregate, have a material adverse effect on the current or future business, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(f) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(g) The Company has full corporate power and authority to take, and has duly taken, all necessary action (corporate and otherwise) to authorize the issuance and sale of Shares contemplated herein.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and as will be set forth in the Prospectus under the caption “Description of Capital Stock”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Time of Sale Prospectus and as will be contained in the Prospectus under the caption “Description of Capital Stock”; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims that exist pursuant to the Second Amended and Restated Credit Agreement dated as of October 10, 2006 among the Company, Bank of America, N.A., as Agent, J.P. Morgan Chase Bank, N.A., as Syndication Agent, and the other parties thereto, as amended by Amendment No. 1 thereto dated as of June 12, 2007, Amendment No. 2 thereto dated as of March 30, 2009 and Amendment No. 3 thereto dated as of December 8, 2009 (the “Credit Agreement”); and, except as disclosed in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for shares of capital stock of or ownership interests in the Company’s subsidiaries are outstanding.

(j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, except as provided in the Investor Rights Agreement dated as of November 13, 2009 (the “Investor Rights Agreement”) between the Company and Paulson & Co. Inc.

(k) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

(l) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(m) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Time of Sale Prospectus will not (i) result in any violation of any provisions of the certificate of incorporation or by-laws of the Company; (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (ii) and (iii), for such conflicts, breaches, violations, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the Shares or the consummation by the Company of the offer and sale contemplated herein, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and for such consents, approvals, authorizations, orders, registrations, or qualifications the absence of which would not have a Material Adverse Effect or would not materially impede the ability of the Company to consummate the offering contemplated herein or perform its obligations under this Agreement.

(n) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to clause (ii), for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) The statements set forth under the captions “Description of Capital Stock” in the Time of Sale Prospectus and the Prospectus, insofar as they purport to constitute a summary of the terms of the Shares, under the captions “Certain United States Federal Income and Estate Tax Considerations” and “Underwriting” in the Time of Sale Prospectus, insofar as they purport to describe the provisions of the federal laws of the United States and documents referred to therein, in “Part I – Item 1 – Business of Conseco – Governmental Regulation” of the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008 incorporated by reference in the Time of Sale Prospectus, and in “Part I - Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and in “Part II - Item 1 - Legal Proceedings” of the quarterly reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 incorporated by reference in the Time of Sale Prospectus and the Prospectus, are accurate and complete in all material respects.

(p) Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any of its directors, officers or employees is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, or to consummate the offer of Shares contemplated herein; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q) Each preliminary prospectus relating to the shares filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) The financial statements included in the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein.

(t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would individually or in the aggregate, have a Material Adverse Effect.

(v) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as provided in the Investor Rights Agreement.

(w) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(x) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(z) Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, the Company is not aware of any material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated).

(aa) Each of the Company and its subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each an “Insurance Subsidiary” or collectively “Insurance Subsidiaries”) has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, and has paid all fees and assessments due and payable in connection therewith, except where the failure to have such Consents or to make such Filings or payments would not, individually or in the aggregate, have a Material Adverse Effect; as of their respective dates, such Consents and Filings complied in all material respects with all the laws, rules and regulations of the applicable regulatory authority with which they were filed, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect, and are, as of the date hereof, in full force and effect; the Company and its Insurance Subsidiaries are in compliance with such Consents and neither the Company nor any of its Insurance Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its respective Insurance Subsidiaries, except as set forth in the Time of Sale Prospectus and the Prospectus or except as any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation would not, individually or in the aggregate, have a Material Adverse Effect; to the Company’s knowledge, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent (other than with respect to profits derived from Washington National Insurance Company’s Florida Home Health Care policies); to the Company’s knowledge, each of the Company and its Insurance Subsidiaries is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, have a Material Adverse Effect; except for statutory or regulatory restrictions of general application to life and health insurance companies, no governmental authority has placed any material restriction on the business or properties of the Company or any Insurance Subsidiary.

(bb) All reinsurance contracts, agreements or other arrangements to which the Company is a party are in full force and effect, and the Company is not in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such violation or default would not have a Material Adverse Effect; the Company has not received any notice from any of the other parties to such contracts, agreements or other arrangements that such other party intends not to perform in any material respect such contracts, agreements or other arrangements, and, to the best of its knowledge, the Company has no reason to believe that any of the other parties to such contracts, agreements or other arrangements will be unable or unwilling to perform such contracts, agreements or other arrangements.

(cc) The 2008 statutory annual statements of each Insurance Subsidiary and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes have been prepared, in all material respects, in conformity with statutory accounting principles and practices (“SAP”) required or permitted by the appropriate insurance regulator of the jurisdiction of domicile of each such Insurance Subsidiary, and such SAP have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of such Insurance Subsidiaries for the periods covered thereby.

(dd) The balance sheets of the Insurance Subsidiaries at dates after December 31, 2008, and the related statements of income, surplus and cash flows, which have been filed with the applicable insurance regulatory authorities (the “2009 Quarterly SAP Statements”, and together with the 2008 statutory annual statements of each Insurance Subsidiary described above, the “SAP Statements”), copies of which have been made available to the Underwriters by the Company, have been prepared in accordance with SAP applied on a consistent basis and present fairly in all material respects the applicable Insurance Subsidiaries’ respective statutory financial conditions as of such dates and the results of their respective operations and cash flows.

(ee) The aggregate reserves of the Insurance Subsidiaries as recorded in the Company SAP Statements have been determined in all material respects in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). All reserves of the Insurance Subsidiaries set forth in the SAP Statements are fairly stated in accordance with sound actuarial principles and meet the requirements of all applicable insurance laws including the applicable SAP, except where failure to so state reserves or meet such requirements, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ff) Each Insurance Subsidiary (i) is in compliance with all applicable insurance regulatory minimum capital or surplus requirements; (ii) has not become subject to any “Company Action Level” pursuant to applicable risk-based capital guidelines, and has not received notice of any pending action that would result in its becoming so subject; (iii) has not taken any steps towards commencing, and has not received notice of any actions taken by the relevant regulatory authorities to commence, any rehabilitation, delinquency or insolvency proceedings under applicable insurance laws in any state or foreign jurisdiction; and (iv) has assets that exceed its respective total reserves, all as computed in accordance with the applicable SAP applied consistently with past practice.

(gg) The Company and the subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due (other than any such taxes which are currently being contested in good faith), except to the extent that any failure to so file or pay would not reasonably be expected to result in a Material Adverse Effect; all tax liabilities have been adequately provided for in the consolidated financial statements of the Company described above, and the Company does not know of any actual or proposed additional material tax assessments applicable to it.

(hh) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each subsidiary are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ii) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) (i) The Company, represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, for the past three years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter (subject to such adjustments to eliminate fractional shares as you may determine), at $4.5125 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,500,000 of the Additional Shares at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $4.75 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.1425 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 22, 2009, or at such other time on the same or such other date, not later than December 30, 2009, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than February 1, 2010, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligation of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 10:00 am (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section  5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, LLP, outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A.

(d) The Underwriters shall have received on the Closing Date a negative assurance letter from Simpson Thacher & Bartlett, LLP, outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of Karl W. Kindig, Secretary of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, satisfactory to the Underwriters.

The opinion of Simpson Thacher & Bartlett, LLP, described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you and PricewaterhouseCoopers LLP, independent registered public accountants, containing statements and information of the type included in accountants’ comfort letters prepared in accordance with AU Section 634, Letters for Underwriters and Certain Other Requesting Parties, to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit D and Exhibit E hereto, between you and certain shareholders, officers and directors of the Company, whose names are set forth on Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder is subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) To furnish to the Underwriters, without charge, two conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of an Underwriter that an Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when it is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

The Company hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (iii) grants by the Company of employee stock options or other equity-based compensation pursuant to the terms of a plan in effect on the date of this Agreement, or (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period.

The Company will issue stop transfer instructions to the transfer agent for its common stock with respect to any transaction or contemplated transaction that would constitute a breach or default under any applicable “lock-up” agreement.

7. Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section  6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, vi) the cost of printing certificates representing the Shares, vii) the costs and charges of any transfer agent, registrar or depositary, viii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic “road show,” expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, ix) the document production charges and expenses associated with printing this Agreement and x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them.

8. Covenants of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of any such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9. Indemnity and Contribution.   (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by you expressly for use therein, provided that the parties agree that the only information provided by such Underwriter through you to the Company for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto is set forth in Section 9(b).

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities

Act or Section 20 of the Exchange Act to the same extent as the indemnity in Section 9(a) from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any road show, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any road show, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto are the statements set forth in the 18th, 19th, 25th, 26th, 30th and 31st paragraphs under the caption “Underwriting” in the preliminary prospectus, the Time of Sale Prospectus and the Prospectus.

        (c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co., Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 9(a) or (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (2) if the allocation provided by clause 9(d)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(1) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose)

or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (3) acceptance of and payment for any of the Shares.

10. Termination. The Representative may terminate this Agreement by notice given by it to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause(v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Conseco, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032, Attention: Karl W. Kindig.

Very truly yours,
CONSECO, INC.
By:	/s/ John R. Kline
	Name:	John R. Kline
	Title:	Senior Vice President and Chief Accounting Officer

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Ken Pott
	Name:	Ken Pott
	Title:	Managing Director

          For itself and as Representative of the several
          Underwriters listed in Schedule I hereto

[Signature page to the Underwriting Agreement]

Schedule I

Underwriters	Number of Shares

Morgan Stanley & Co., Incorporated	29,250,000
Credit Suisse Securities (USA) LLC	5,250,000
FBR Capital Markets & Co.	5,250,000
Macquarie Capital (USA) Inc.	5,250,000
Total	45,000,000

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued dated December 14, 2009

2.	Pricing Term Sheet

Pricing Term Sheet

Conseco, Inc.

45,000,000 Shares of Common Stock

Issuer:	Conseco, Inc.
Symbol:	CNO (New York Stock Exchange)
Size:	45,000,000 shares of common stock
Price to Public:	$4.75 per share
Aggregate gross proceeds:	$213,750,000
Underwriting discounts and commissions:	$10,687,500
Over-allotment option:	4,500,000 shares of common stock
Pricing date:	December 16, 2009
Closing date:	December 22, 2009
CUSIP No.:	208464883
Sole Book-Running Manager:	Morgan Stanley & Co. Incorporated
Co-Managers:	Credit Suisse Securities (USA) LLC FBR Capital Markets & Co. Macquarie Capital (USA) Inc.

Copies of the preliminary prospectus and final prospectus relating to the shares of common stock offered in this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, c/o Prospectus Department, 180 Varick Street 2/F, New York, NY 10014 or by email at prospectus@morganstanley.com.

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SCHEDULE III

Directors of Conseco, Inc.

R. Glenn Hilliard
Donna A. James
Debra J. Perry
C. James Prieur
Neal C. Schneider
Michael T. Tokarz
John G. Turner
Doreen A. Wright
R. Keith Long

Officers of Conseco, Inc.

Edward J. Bonach
Russell M. Bostick
Eric R. Johnson
John R. Kline
Susan L. Menzel
Christopher J. Nickele
C. James Prieur
Matthew J. Zimpfer

Shareholders of Conseco, Inc.

Paulson & Co. Inc.

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